UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2013

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of security holders at the 2013 Annual Meeting of Stockholders of dELiA*s, Inc., a Delaware corporation (the “Company”), held on August 6, 2013.

Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Mario Ciampi	12,682,985	550,278	13,692,939
Tracy Gardner	12,724,271	508,992	13,692,939
Paul J. Raffin	12,683,662	549,601	13,692,939
Scott M. Rosen	12,683,162	550,101	13,692,939
Michael Zimmerman	12,561,581	671,682	13,692,939

All five directors listed above were elected to a one-year term until the 2014 Annual Meeting of the Stockholders of the Company and the election and qualification of their respective successors.

The following proposals were adopted by the vote indicated:

Ratification of appointment of BDO USA, LLP as independent registered public accountants for the fiscal year ending February 1, 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,598,646	310,389	17,167	0

Approval of a non-binding advisory resolution relating to the compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,904,253	383,006	21,824	13,617,119

Approval of a non-binding advisory resolution on the frequency (every one, two or three years) of the non-binding vote to approve the compensation of the Company’s Named Executive Officers.

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
8,476,673	29,768	4,682,587	44,234	13,692,940

Item 8.01.	Other Events.

On July 31, 2013, the Company issued a press release announcing the closing of a public offering of 15,025,270 shares of its common stock at $1.05 per share and the sale of $21.8 million in principal amount of 7.25% convertible notes in a private placement. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.

(Registrant)

Date: August 6, 2013	By:	/s/ David J. Dick
David J. Dick, Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 31, 2013.